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                                                                    EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 33-22205, 33-22206 and 33-80310) on Form S-8 of Peoples Heritage Financial Group, Inc. ("PHFG"), as well as in the Form S-8 Registration Statement to be filed by PHFG in connection with its acquisition of Family Bancorp, of our report dated January 25, 1996, with respect to the consolidated financial statements of Family Bancorp as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995.


                                             Wolf & Company, P.C.

Boston, Massachusetts
December 6, 1996